EXHIBIT 1


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-28239) pertaining to the Baldor Electric Company Employee Savings Plan of our report dated June 1, 1994, with respect to the financial statements of the Baldor Electric Company Employees' Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.

                            Ernst & Young

St. Louis, Missouri
June 27, 1994